      As filed with the Securities and Exchange Commission on June 11, 2003
                           Registration No.333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           SIRIUS SATELLITE RADIO INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                          52-170027
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                           Identification No.)

                     1221 Avenue of the Americas, 36th Floor
                            New York, New York 10020
                                 (212) 584-5100

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 SIRIUS SATELLITE RADIO INC. 401(k) SAVINGS PLAN
                            (Full title of the Plan)

                               Patrick L. Donnelly
             Executive Vice President, General Counsel and Secretary
                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                                   36th Floor
                            New York, New York 10020
                                 (212) 584-5100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                                Paul D. Ginsberg
                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                          1285 Avenue of the Americas
                         New York, New York 10019-6064
                                 (212)373-3000

                             ----------------------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
       Title of each class         Amount to be        Proposed maximum              Proposed maximum           Amount of
of securities to be registered(1)  Registered(2)  offering price per share(3)  aggregate offering price(3)  registration fee
----------------------------------------------------------------------------------------------------------------------------
Shares of Sirius Satellite Radio Inc. 750,000                $2.08                      $1,560,000                $126.20
common stock, par value $0.001
per share

Preferred stock purchase rights(4)    750,000                  (4)                          (4)                      (4)
----------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any shares of common stock and preferred stock purchase rights that may be issuable pursuant to the anti-dilution provisions of the employee benefit plan described herein. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests in the plan named above to be offered or sold pursuant to that plan.

(2) This amount represents a 750,000 share increase in the number of shares of common stock authorized for issuance under the Sirius Satellite Radio Inc. 401(k) Savings Plan.

(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for shares of the common stock on June 5, 2003, as reported in the Nasdaq National Market System, which was $2.08.

(4) Each preferred stock purchase right represents the right to purchase one one-hundredth of a share of Series B Preferred Stock for each share of common stock. The rights are appurtenant to and trade with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock, and the registration fee for the rights is included in the fee for the Common Stock.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), with respect to an additional 750,000 shares of the Company's common stock, par value of $0.001 per share, attached preferred stock purchase rights and an indeterminate number of plan interests, issuable under the Sirius Satellite Radio Inc. 401(k) Savings Plan (the "Plan"), and consists of those items required by General Instruction E to Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         3. The Plan's Annual Report on Form 11-K for the year ended December 31, 2001;

         4. The Company's Current Reports on Form 8-K dated April 30, 2003; May 14, 2003; May 20, 2003; and May 21, 2003;

         5. The Company's Registration Statement on Form S-8 (File No. 333-101515) dated November 27, 2002;

         6. The Company's Registration Statement on Form S-8 (File No. 333-100083) dated September 25, 2002;

         7. The Company's Registration Statement on Form S-8 (File No. 333-81914) dated February 1, 2002;

         8. The Company's Registration Statement on Form S-8 (File No. 333-74752) dated December 7, 2001;

         9. The Company's Registration Statement on Form S-8 (File No. 333-62818) dated June 12, 2001;

         10. The Company's Registration Statement on Form S-8 (File No. 333-47954) dated October 13, 2000; and

         11. The Company's Registration Statement on Form S-8 (File No. 333-65473) dated October 8, 1998.

         12. The descriptions of the Common Stock and the Rights contained in the Company's Registration Statement on Form S-3 (File No. 333-64344).

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel

         Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Company and participates in the Plan and other benefit plans established by the Company.

         The consolidated financial statements of Sirius Satellite Radio Inc. appearing in Sirius Satellite Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and the financial statements and schedules of Sirius Satellite Radio Inc.'s 401(k) Savings Plan appearing in the Sirius Satellite Radio Inc. Annual Report on Form 11-K for the year ended December 31, 2001, both have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements and financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 8. Exhibits

         See Exhibit Index elsewhere herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 2003.

                           SIRIUS SATELLITE RADIO INC.

                                               By: /s/ Patrick L. Donnelly
                                                   -----------------------------
                                                   Patrick L. Donnelly
                                                   Executive Vice President,
                                                   General Counsel and Secretary

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Douglas A. Kaplan, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


       Signatures                                 Title                                    Date
       ----------                                 -----                                    ----
/s/ Joseph P. Clayton                President and Chief Executive Officer               June 11, 2003
---------------------                (Principal Executive Officer) and
Joseph P. Clayton                    Director

/s/ Edward Weber, Jr.                Vice President and Controller                       June 11, 2003
---------------------                (Principal Accounting Officer)
Edward Weber, Jr.

/s/ Leon D. Black                    Director                                            June 11, 2003
-----------------
Leon D. Black

/s/ Lawrence F. Gilberti             Director                                            June 11, 2003
------------------------
Lawrence F. Gilberti

/s/ James P. Holden                  Director                                            June 11, 2003
-------------------
James P. Holden

/s/ David Margolese                  Chairman of the Board of Directors and              June 11, 2003
-------------------                  Director
David Margolese

/s/ Peter G. Peterson                Director                                            June 11, 2003
---------------------
Peter G. Peterson

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
  No.
-------

5.1 Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company.

23.1 Consent of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

23.3 Consent of Arthur Andersen LLP, omitted pursuant to Rule 437a under the Securities Act of 1933.